EXHIBIT 10.1

VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”) is being delivered on May 23, 2023 by the person or persons named on the signature pages hereto (collectively, the “Holder”), as the holder of Company Shares (as defined below) of Apexigen, Inc., a Delaware corporation (the “Company”), to Pyxis Oncology, Inc., a Delaware corporation (“Parent”).

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent and Merger Sub, a form of which has been provided to the Holder. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

As of the date hereof, the Holder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Company Common Stock and other securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, as set forth on Exhibit A hereto (collectively, the “Company Shares”).

1. Agreement to Vote. From the date hereof until the Termination Date (as defined below), the Holder agrees to vote (or cause to be voted), and shall not enter into any agreement or otherwise give instructions to any person to vote in any manner inconsistent with this Voting Agreement, at every meeting of the Company shareholders convened in connection with the matters related to the Merger Agreement, and at every adjournment or postponement thereof, all Company Shares (as defined below) it beneficially owns and is entitled to vote at such meeting:

(a)
in favor of (i) the Merger, (ii) the adoption and approval of the Merger Agreement and the terms thereof and (iii) the approval of any proposal to adjourn or postpone any Company Stockholders Meeting to a later date if the Company proposes or requests such postponement or adjournment in accordance with Section 6.01 of the Merger Agreement; and
(b)
against any proposal made in opposition to, in competition with, inconsistent with, the Merger Agreement or is intended to, or would reasonably be expected to, materially interfere with, delay, impede, postpone, discourage or adversely affect the Merger (clauses (a) and (b) collectively, the “Supported Matters”).

Nothing in this Voting Agreement shall require the Holder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement in a manner that (1) decreases the Exchange Ratio or changes the form of the consideration payable to shareholders of the Company in the Merger; (2) imposes any restrictions or any additional conditions on the consummation of the Merger or the payment of the Merger Consideration to shareholders of the Company; or (3) extends the Termination Date. For the avoidance of doubt, other than with respect to the Supported Matters, the Holder does not have any obligation to vote the Company Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Holder shall be entitled to vote the Company Shares in its sole discretion.

2. No Transfer. From the date hereof until the Termination Date, the Holder agrees not to, directly or indirectly, sell, transfer, pledge, encumber (other than liens arising under or imposed by applicable law or pursuant to this Voting Agreement, the Merger Agreement or the transactions contemplated thereby or hereby), assign, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer of, any of the Company Shares. Any Transfer or purported Transfer of Company Shares in breach or violation of this Voting Agreement shall be void and of no force or effect. Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply to: (a) Transfers by gift to members of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family, an affiliate of such person or to a charitable organization; (b) Transfers by virtue of laws of descent and distribution upon death of the individual; (c) Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (d) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the immediate family of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (e) Transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (f) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (g) the settlement, exercise, termination or vesting of any Company Options, Company Warrants or Company RSUs, including in order to (i) pay the exercise price thereof or (ii) satisfy taxes applicable thereto; (h) Transfers pursuant to, and in compliance with, a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act; and (i) Transfers to any Affiliate, equityholder, partner or member of such Holder;

provided, however, that, to the fullest extent permitted by applicable law, for any permitted Transfers pursuant clauses (a) to (i), the Company Shares so Transferred shall continue to be subject to the provisions of this Voting Agreement and, as a condition precedent to any such Transfer, these permitted transferees must enter into a written agreement, in substantially the form of this Voting Agreement, agreeing to be bound by the restrictions in this Section 2 and shall have the same rights and benefits under this Voting Agreement.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to Parent as follows: (a) the Holder has full power and authority (or legal capacity, if the Holder is a natural person) to execute and deliver this Voting Agreement and to perform the Holder’s obligations hereunder; (b) this Voting Agreement has been duly executed and delivered by the Holder, and, assuming this Voting Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and the Holder understands that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Voting Agreement; (c) the Holder is the sole record and/or beneficial owner of the Company Shares; (d) the execution and delivery of this Voting Agreement by the Holder will not (i) result in a violation or breach of any agreement to which the Holder is a party, (ii) violate any Law or order applicable to the Holder or (iii) if Holder is an entity, violate any constituent or organizational document, except in each case as would not prevent or materially delay the Holder from performing its obligations hereunder; and (e) as of the date of this Voting Agreement, there is no proceeding pending or, to the knowledge of the Holder, threatened against the Holder or any of the Holder’s properties or assets (whether tangible or intangible) that would reasonably be expected to prevent or materially impair the ability of the Holder to perform the Holder’s obligations hereunder.

4. No Impact on Directors’ or Officers’ Duties. Notwithstanding any provision of this Voting Agreement to the contrary, the parties acknowledge that (a) the Holder is entering into this Voting Agreement solely in the Holder’s capacity as a record and/or beneficial owner of Company Common Stock and not in such Holder’s capacity as a director, officer or employee of Company or in the Holder’s capacity as a trustee or fiduciary of any Company Plans and (b) nothing in this Voting Agreement is intended to limit or restrict the Holder, or a designee of the Holder, who is a director or officer of the Company from taking any action or inaction or voting in favor in the Holder’s sole discretion on any matter in his or her capacity as a director of the Company or in the Holder’s capacity as a trustee or fiduciary of any Company Plans (if applicable), or fulfilling the obligations of such office, and none of such actions in such capacity shall be deemed to constitute a breach of this Voting Agreement.

5. Notices. Any notices, requests, claims, demands and other communications under this Voting Agreement required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed given (i) upon receipt when delivered by hand, (ii) upon transmission, if sent by electronic mail transmission before 5:00 p.m. New York time, or if transmitted after 5:00 p.m. New York time, on the following Business Day (in each case, unless an undelivered or “bounce-back” message is received by the sender), or (iii) one Business Day after being sent by courier or express delivery service; provided that, in each case the notice or other communication is sent to the address or electronic mail address set forth beneath the name of such party below (or to such other address or electronic mail address for a party as shall be specified by like notice):

a.
if to Parent or Merger Sub, to:

Pyxis Oncology, Inc.

321 Harrison Avenue

11th Floor, Suite 1

Boston, MA 02118

Attn: Lara S. Sullivan, MD

Email: LSullivan@pyxisoncology.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Ave

New York, NY 10019

Attn: Asher Rubin, John Butler

Phone: (410) 559-2881, (212) 839-8513

Email: arubin@sidley.com, john.butler@sidley.com

b.
if to the Holder, at the e-mail address on the signature page hereto.

6. Termination. This Voting Agreement shall automatically terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated, (b) such date and time as there is any amendment of any term or provision of the Merger Agreement that reduces the Exchange Ratio or changes the form of the consideration payable to shareholders of the Company in the Merger, (c) the Outside Date (without taking into account any extension thereof agreed by the parties following the date of this Voting Agreement), (d) the Effective Time, (e) such date and time as a written agreement executed by the parties hereto to terminate this Voting Agreement is effective, (f) such date and time of the occurrence of a Company Recommendation Change pursuant to, and in compliance with, the Merger Agreement, and (g) such date and time that the Company Stockholder Approval has been obtained (such date, the “Termination Date”).

7. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Voting Agreement and continuing until the Outside Date, in furtherance of this Voting Agreement, the Holder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Company Common Stock of the Holder (and that this Voting Agreement places limits on the voting and transfer of such Company Common Stock).

8. Entire Agreement. This Voting Agreement constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, among the parties hereto with respect to the subject matter hereof and are fully binding on the parties hereto.

9. Counterparts. This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Any such counterpart, to the extent delivered by DocuSign or AdobeSign, fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

10. Assignment. Neither this Voting Agreement nor any of the rights, interests or obligations under this Voting Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, the terms of this Voting Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

11. Amendment. This Voting Agreement may not be amended or modified except in writing signed by each of the parties hereto.

12. Governing Law; Validity. THIS VOTING AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS VOTING AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS VOTING AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS VOTING AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS VOTING AGREEMENT), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. The invalidity or unenforceability of any provision of this Voting Agreement shall not affect the validity or enforceability of the other provisions of this Voting Agreement, which will remain in full force and effect.

13. Jurisdiction; Waiver of Jury Trial. Any action relating to this Voting Agreement must be brought in any state or Federal court located in State of Delaware. The parties hereby waive any right to trial by jury with respect to any action related to or arising out of this Voting Agreement.

14. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Voting Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Voting Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

15. Expenses. All fees, costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

16. Non-Recourse. This Voting Agreement may only be enforced against, and any request, inquiry, investigation, action or legal proceeding (each, a “Legal Proceeding”) based upon, arising out of, or related to this Voting Agreement, or the negotiation, execution or performance of this Voting Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Holder or Parent for any obligations or liabilities of any party under this Voting Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

[The remainder of the page is intentionally left blank.]

The parties hereto have executed this Voting Agreement as of the date first set forth above.

HOLDER:

___________________________________

By: _______________________________

Name:

Title:

E-mail:

Agreed to and Acknowledged:

PARENT:

PYXIS ONCOLOGY, INC.

By: _______________________________

Name:

Title:

E-mail:

[Signature Page to Voting Agreement]

Exhibit A

Company Shares

Holder	Company Common Stock